Exhibit 10.2

EVO INVESTCO, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of

THE COMPANY INTERESTS REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

ii

Schedules

Schedule 1 — Schedule of Continuing LLC Owners

Schedule 2 — Schedule of Members

Exhibits

Exhibit A — Form of Joinder Agreement

Exhibit B — Form of Spousal Consent

iii

EVO INVESTCO, LLC

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of [●], is entered into by and among EVO Investco, LLC, a Delaware limited liability company (the “Company”), and its Members.

WHEREAS, the Company initially was formed as a limited liability company pursuant to and in accordance with the Delaware Act by the filing of the Certificate with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on November 26, 2012 (the “Formation Date”);

WHEREAS, following the filing of the Certificate, the Company entered into that certain Limited Liability Company Agreement of the Company, dated as of the Formation Date, which was subsequently amended and restated as the Amended and Restated Limited Liability Company Agreement, dated as of December 27, 2012, as amended on January 30, 2017 (such agreement, together with all schedules, exhibits and annexes thereto, and as amended, the “First Amended and Restated LLC Agreement”);

WHEREAS, prior to the Effective Time, certain Persons controlled by Madison Dearborn Partners, LLC (“MDP”) shall engage in a series of transactions with MDCP VI-C Cardservices II Blocker Corp. (“MDP Blocker Sub”), pursuant to which MDP Blocker Sub shall own only Company Interests; thereafter, MDP Blocker Sub shall merge with and into a wholly-owned subsidiary of the Corporation with MDP Blocker Sub surviving and, immediately thereafter MDP Blocker Sub shall merge with and into the Corporation with the corporation surviving, and the stockholders of MDP Blocker Sub will receive Class A Common Stock in exchange for all their equity interests in MDP Blocker Sub (the “MDP Blocker Sub Merger”);

WHEREAS, the Company desires to have EVO Payments, Inc., a Delaware corporation (the “Corporation”), effect an initial public offering (the “IPO”) of shares of its Class A Common Stock and in connection therewith, to amend and restate the First Amended and Restated LLC Agreement to reflect (a) the conversion of the Original Units into Common Units, as set forth herein (the “Recapitalization”), (b) the addition of the Corporation as a Member in the Company and its designation as sole Manager of the Company, and (c) the rights and obligations of the Members of the Company that are enumerated and agreed upon in the terms of this Agreement, in each case, effective as of the Effective Time, at which time the First Amended and Restated LLC Agreement shall be superseded entirely by this Agreement;

WHEREAS, exclusive of the Over-Allotment Option, the Corporation will sell shares of its Class A Common Stock to public investors in the IPO and will use the net proceeds received from the IPO (the “IPO Net Proceeds”) to purchase newly issued Common Units from the Company pursuant to that certain IPO Common Unit Purchase Agreement;

WHEREAS, the Corporation will issue additional shares of Class A Common Stock in connection with the IPO as a result of the exercise (if any) by the underwriters of their over-allotment option (the “Over-Allotment Option”), and the resulting additional net proceeds will be used by the Corporation to purchase newly issued Common Units from the Company pursuant to the IPO Common Unit Purchase Agreement;

WHEREAS, the Continuing LLC Owners and the Corporation will be the members of the Company as of the Effective Time, after giving effect to the Recapitalization and the MDP Blocker Sub Merger;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Allocation Period, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and (ii) increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.06.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement).

“Agreement” has the meaning set forth in the Preamble.

“Allocation Period” means the Taxable Year, or any portion thereof, for which the Company is required to allocate Profits, Losses, and other items of Company income, gain, loss or deduction.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for U.S. federal income tax purposes, allocated to such Member pursuant to Section 5.05 for the period to which the Assumed Tax Liability relates, as determined for U.S. federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of such Member, as reasonably determined by the Manager but without regard to any increases to the tax basis of the Company’s property pursuant to Section 734(b); provided that, in the case of the Corporation, such Assumed Tax Liability (i) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code and (ii) shall in no event be less than an amount that will enable the Corporation to meet its tax obligations, and its obligations pursuant to the Tax Receivable Agreement, for the relevant taxable year.

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Blueapple” means Blueapple, Inc., a Delaware corporation, and its Permitted Transferees.

“Blueapple Sold Units” means, with respect to any exercise by Blueapple of its Sale Right or Piggyback Sale Right, the Common Units sold by Blueapple to the Corporation pursuant to such exercise.

“Book Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution, as reasonably and in good faith determined by the Manager; (ii) the Book Value of any asset of the Company distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution as determined by the Manager; and (iii) Book Values of assets of the Company shall be increased (or decreased) to the extent the Manager determines reasonably and in good faith that such adjustment is necessary or appropriate to comply with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv). The Manager shall in good faith use such method as it deems reasonable and appropriate to allocate the aggregate of the Book Value of assets contributed in a single or integrated transaction among each separate property on a basis proportional to their fair market value.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by Law or executive order to close.

“Call Option” has the meaning set forth in the Exchange Agreement.

“Call Option Holder” has the meaning set forth in the Exchange Agreement.

“Call Option Issuer” has the meaning set forth in the Exchange Agreement.

“Call Option Paired Interest” has the meaning set forth in the Exchange Agreement.

“Call Option Redemption Sale” has the meaning set forth in Section 11.03(f).

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes (or is deemed to contribute) to the Company pursuant to Article III.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of Delaware.

“Class A Common Stock” means the Class A Common Stock, no par value, of the Corporation.

“Class B Common Stock” means the Class B Common Stock, no par value, of the Corporation.

“Class C Common Stock” means the Class C Common Stock, no par value, of the Corporation.

“Class D Common Stock” means the Class D Common Stock, no par value, of the Corporation.

“Code” means the Internal Revenue Code of 1986.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Redemption Price” means the arithmetic average of the volume weighted average prices for a share of Class A Common Stock on the Stock Exchange, as reported by Bloomberg, L.P., or its successor, for each of the ten (10) consecutive Trading Days ending on and including the last Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a Stock Exchange (or if the volume weighted average price for a share of Class A Common Stock is not reported by Bloomberg, L.P. or any successor), then a majority of the Disinterested Directors shall determine the Common Unit Redemption Price in good faith.

“Common Unit Purchase Price” means the net price per share for a share of Class A Common Stock sold in an Underwritten Offering conducted in response to an Exchange Notice, a Sale Notice or Piggyback Sale Right, after deducting underwriting discounts and commissions.

“Company” has the meaning set forth in the Preamble.

“Company Interest” means the interest of a Member in Profits, Losses and Distributions.

“Confidential Information” has the meaning set forth in Section 16.02.

“Continuing LLC Owners” means the Members listed on Schedule 1 and their respective Permitted Transferees.

“Corporate Board” means the Board of Directors of the Corporation.

“Corporate Incentive Award Plan” means the EVO Payments, Inc. 2018 Omnibus Incentive Compensation Plan.

“Corporation” has the meaning set forth in the Recitals.

“Credit Agreements” means that certain First Lien Credit Agreement, dated as of December 22, 2016, among EVO Payments International, LLC, as borrower, and the other parties thereto, and that certain Second Lien Credit Agreement, dated as of December 22, 2016, among EVO Payments International, LLC, as borrower, and the other parties thereto, in each case including all exhibits, schedules and attachments thereto as the same may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancings or replacements thereof, in whole or in part, with any other debt facility or debt obligation.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. L. §18-101, et seq.

“Demand Registration” has the meaning set forth in the Registration Rights Agreement.

“Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and any series of preferred stock issued by the Corporation that are generally entitled to vote in the election of directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

“Disinterested Director” means, with respect to any Sale Notice or Exchange Notice, any Independent Director who is not an Affiliate of the Person delivering such Sale Notice or Exchange Notice, as applicable, and who has no direct or indirect financial interest or any other material interest in the Common Units that are the subject of such Sale Notice or Exchange Notice, as applicable.

“Distributable Cash” means, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes in accordance with the Credit Agreement (and without otherwise violating any applicable provisions of the Credit Agreement).

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (i) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units or (ii) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code.

“Distribution Tax Rate” means a rate equal to the highest effective marginal combined federal, state and local income tax rate for a Fiscal Year applicable to corporate or individual taxpayers that may potentially apply to any Member for such Fiscal Year, if any, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local taxes for federal tax purposes, if any, as reasonably determined by the Manager.

“Effective Time” has the meaning set forth in Section 16.15.

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by the Company or the Corporation, including the Corporate Incentive Award Plan.

“Equity Securities” means (i) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or other equity interests in the Company or any Subsidiary of the Company, and (iii) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company.

“Estimated Assumed Tax Liability” means, with respect to a Member, an amount equal to the Distribution Tax Rate multiplied by the estimated taxable income of the Company, as determined under federal income tax principles, that would be allocated to such Member pursuant to Section 5.05 for the Taxable Year to which such Estimated Assumed Tax Liability relates, as if such Taxable Year had ended on the last day of the quarter to which such Estimated Assumed Tax Liability relates under Section 4.01(b), taking into account as a reduction Distributions of Estimated Assumed Tax Liability amounts previously made to such Member for such Taxable Year under Section 4.01(b), if any, and determined without regard to any increases to the tax basis of the Company’s property pursuant to Section 734(b).

“Estimated Assumed Tax Liability Distribution” has the meaning set forth in Section 4.01(b).

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including (i) a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, (ii) a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or (iii) merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member) but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Exchange Agreement” means the Exchange Agreement dated on or about of the date hereof, by and among the Company, the Corporation and the Holders.

“Exchange Notice” has the meaning set forth in Section 11.02.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“First Amended and Restated LLC Agreement” has the meaning set forth in the Recitals.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Formation Date” has the meaning set forth in the Recitals.

“Governmental Entity” means (i) the United States of America, (ii) any other sovereign nation, (iii) any state, province, district, territory or other political subdivision of clause (i) or (ii) of this definition, including any county, municipal or other local subdivision of the foregoing, or (iv) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of clause (i), (ii) or (iii) of this definition.

“Holder” has the meaning set forth in the Exchange Agreement.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Independent Directors” means the members of the Corporate Board who are “independent” under the standards set forth in the rules of the Stock Exchange.

“Investment Company Act” means the U.S. Investment Company Act of 1940.

“IPO” has the meaning set forth in the Recitals.

“IPO Closing Date” means the closing date of the IPO, which for the avoidance of doubt means the date on which all IPO Net Proceeds required to be delivered pursuant to the Underwriting Agreement have been delivered to the Corporation in respect of its sale of Class A Common Stock excluding any proceeds from the Over-Allotment Option which may be delivered at a subsequent date following exercise of such option.

“IPO Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“IPO Common Unit Purchase Agreement” means that certain Common Unit Purchase Agreement, dated as of the date hereof, by and among the Corporation and the Company.

“IPO Net Proceeds” has the meaning set forth in the Recitals.

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws, statutes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“LLC Employee” means an employee of, or other service provider to, the Company or any Subsidiary, in each case acting in such capacity.

“Liabilities” has the meaning set forth in Section 7.04(a).

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Manager” has the meaning set forth in Section 6.01.

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Market Disruption Event” means any of the following events has occurred: (i) any suspension of, or limitation imposed on, trading by the relevant exchange or quotation system during any period or periods aggregating one half-hour or longer and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Class A Common Stock or in futures or option contracts relating to the Class A Common Stock on the relevant exchange or quotation system, (ii) any event (other than a failure to open or a closure as described below) that disrupts or impairs the ability of market participants during any period or periods aggregating one half-hour or longer in general to effect transactions in, or obtain market values for, the Class A Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Class A Common Stock on any relevant exchange or quotation system, or (iii) the failure to open of the exchange or quotation system on which futures or options contracts relating to the Class A Common Stock are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

“Material Subsidiary” means any direct or indirect Subsidiary of the Company that, as of any date of determination, represents more than (a) 50% of the consolidated net tangible assets of the Company or (b) 50% of the consolidated net income of the Company before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the definition of “Consolidated Net Income” and/or “EBITDA” or similar definition(s) appearing therein in the Credit Agreement, including such additional adjustments that are permitted to be made to such measure as described in “Adjusted EBITDA” or a similar definition appearing in the Credit Agreement).

“MDP” has the meaning set forth in the Recitals.

“Member” means, as of any date of determination, (i) each of the members named on the Schedule of Members and (ii) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“MDP Blocker Sub” has the meaning set forth in the Recitals.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulation Section 1.704-2(d).

“Net Loss” means, with respect to an Allocation Period, the excess if any, of Losses for such Allocation Period over Profits for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Net Profit” means, with respect to an Allocation Period, the excess if any, of Profits for such Allocation Period over Losses for such Allocation Period (excluding Profits and Losses specially allocated pursuant to Section 5.03 and Section 5.04).

“Officer” has the meaning set forth in Section 6.01(b).

“Optionee” means a Person to whom a stock option is granted under any Stock Option Plan.

“Original Class A Units” means the Class A Common Units, as defined in the First Amended and Restated LLC Agreement.

“Original Class B Units” means the Class B Common Units, as defined in the First Amended and Restated LLC Agreement.

“Original Class C Units” means the Class C Common Units, as defined in the First Amended and Restated LLC Agreement.

“Original Class D Units” means the Class D Common Units, as defined in the First Amended and Restated LLC Agreement.

“Original Class E Units” means the Class E Common Units, as defined in the First Amended and Restated LLC Agreement.

“Original Units” means the Original Class A Units, Original Class B Units, Original Class C Units, Original Class D Units and Original Class E Units.

“Other Agreements” has the meaning set forth in Section 10.04.

“Other Continuing LLC Owners” means all Continuing LLC Owners other than Blueapple.

“Over-Allotment Option” has the meaning set forth in the Recitals.

“Paired Interest” has the meaning set forth in the Exchange Agreement.

“Partnership Representative” has the meaning set forth in Section 9.03.

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each Member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” means any Person to whom Common Units are Transferred in a Permitted Transfer pursuant to the terms of this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Piggyback Registration” has the meaning set forth in the Registration Rights Agreement.

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of the Company relative to other Units, means based upon the Percentage Interest of each member, unless the context otherwise requires.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Recapitalization” has the meaning set forth in the Recitals.

“Redemption Sale” has the meaning set forth in Section 11.03(f).

“Registration Rights Agreement” means the Registration Rights Agreement, dated on or about the date hereof, by and among the Corporation and the Continuing LLC Owners.

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Revised Partnership Audit Provisions” means Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, together with any guidance issued thereunder or successor provisions and any similar provision of state or local tax laws.

“Sale Date” means the date of the completion of the sale of Common Units to the Corporation by Blueapple pursuant to the exercise of its Sale Right or Piggyback Sale Right.

“Sale Right” means the rights of Blueapple pursuant to Section 11.01.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Shelf Offering” has the meaning set forth in the Registration Rights Agreement.

“Stock Exchange” means the Nasdaq Stock Market or any other national securities exchange or automated or electronic quotation system on which the Class A Common Stock is then listed or quoted.

“Stock Option Plan” means any stock option plan now or hereafter adopted by the Company or by the Corporation, including the Corporate Incentive Award Plan.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distribution Date” has the meaning set forth in Section 4.01(b)(i).

“Tax Distributions” has the meaning set forth in Section 4.01(b)(i).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as the date hereof, by and among the Company, the Corporation, and the Continuing LLC Owners.

“Taxable Year” has the meaning set forth in Section 9.02.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Stock Exchange is open for trading, or, if the Class A Common Stock is not listed on a national securities exchange, any Business Day; provided that a Trading Day shall only include those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (i) of any interest (legal or beneficial) in any Equity Securities, (ii) of any equity or other interest (legal or beneficial) in any Member if the assets of such Member primarily consist of Units or (iii) intended to avoid the intent of the transfer restrictions set forth herein.

“Treasury Regulations” means the income tax regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [●], by and among the Corporation, the Company and J.P. Morgan Securities LLC, as representative of the several underwriters.

“Underwritten Offering” means a registered public offering under the Securities Act of a sale of Class A Common Stock to one or more underwriters for reoffering to the public.

“Unit” means a Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Value” means (i) for any Stock Option Plan, the Market Price for the trading day immediately preceding the date of exercise of a stock option under such Stock Option Plan and (ii) for any Equity Plan other than a Stock Option Plan, the Market Price for the trading day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.10(c)(ii).

“Voting Units” means (a) the Common Units and (b) any other Units other than Units that by their express terms do not entitle the record holder thereof to vote on any matter presented to the Members generally under this Agreement for approval; provided that (i) no vote by Voting Units shall have the power to override any action taken by the Manager or to remove or replace the Manager, (ii) the Voting Units have no ability to take part in the conduct or control of the Company’s business and (iii) notwithstanding any vote by Voting Units hereunder, the Manager shall retain exclusive management power over the business and affairs of the Company in accordance with Section 6.01(a).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.01.    Formation of Company. The Company was formed on the Formation Date pursuant to the provisions of the Delaware Act.

Section 2.02.    Second Amended and Restated LLC Agreement. The Members hereby execute this Agreement for the purpose of establishing the affairs of the Company and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that during the term of the Company set forth in Section 2.06 the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act. On any matter upon which this Agreement is silent, the Delaware Act shall control. No provision of this

Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a written operating agreement” or words of similar effect, the provisions of this Agreement shall in each instance control; provided, further, that notwithstanding the foregoing, Section 18-210 of the Delaware Act shall not apply or be incorporated into this Agreement.

Section 2.03.    Name. The name of the Company shall be “EVO Investco, LLC.” The Manager in its sole discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all of the Members and, to the extent practicable, to all of the holders of any Equity Securities then outstanding. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04.    Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05.    Principal Office; Registered Office. The principal office of the Company shall be at Ten Glenlake Parkway, South Tower, Suite 950, Atlanta, GA 30328, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be Corporation Trust Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware.

Section 2.06.    Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue in existence until termination and dissolution of the Company in accordance with the provisions of Article XIV.

Section 2.07.    No State-Law Partnership. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III

MEMBERS; UNITS; CAPITALIZATION

Section 3.01.    Members.

(a)    Each Continuing LLC Member previously was admitted as a Member and shall remain a Member of the Company upon the Effective Time. At the Effective Time and concurrently with the IPO Common Unit Purchase Agreement and the MDP Blocker Sub Merger, the Corporation shall be automatically admitted to the Company as a Member.

(b)    The Company shall maintain a Schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each

Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The applicable Schedule of Members in effect as of the Effective Time is set forth as Schedule 2 to this Agreement. The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act.

(c)    No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company. No Member shall be required by this Agreement to (i) make a Capital Contribution in respect of Units (other than upon the acquisition thereof) to the Company after the date hereof or (ii) personally guarantee the obligations of the Company or any other Member.

Section 3.02.    Units. Company Interests shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the Effective Time, the Units will be comprised of a single class of Common Units (with an aggregate of 286,000,000 Common Units being authorized for issuance by the Company). To the extent required pursuant to Section 3.04(a), the Manager may create one or more classes or series of Common Units or preferred Units solely to the extent they are in the aggregate substantially equivalent to a class of common stock of the Corporation or class or series of preferred stock of the Corporation, respectively; provided that as long as there are any Members of the Company (other than the Corporation), then no such new class or series of Units may deprive such Members of, or dilute or reduce, the pro rata share of all Company Interests they would have received or to which they would have been entitled if such new class or series of Units had not been created except to the extent (and solely to the extent) the Company actually receives cash in an aggregate amount, or other property with a Fair Market Value in an aggregate amount, equal to the pro rata share allocated to such new class or series of Units and the number thereof issued by the Company. As long as there are any Members of the Company (other than the Corporation), the Company shall only issue and shall only register the transfer of whole numbers of Units of any class or series of Units then authorized (including the Common Units).

Section 3.03.    Recapitalization; the Corporation’s Capital Contribution; the Corporation’s Purchase of Common Units; Member Distribution.(a)

(a)    Recapitalization. In connection with the Recapitalization, as of the Effective Time, all Original Units that were issued and outstanding and held by the Continuing LLC Owners immediately prior to the Effective Time, which are set forth next to each Continuing LLC Member on Schedule 1, are hereby converted into the number of Common Units set forth next to each Continuing LLC Member on the Schedule of Members, and such Common Units are hereby issued and outstanding as of the Effective Time and the holders of such Common Units hereby continue as Members.

(b)    The Corporation’s Common Unit Purchase. Following the Recapitalization, immediately upon the Effective Time, the Corporation will use the IPO Net Proceeds to purchase 13,666,667 Common Units, and will use the net proceeds from the Over-Allotment Option (if and when exercised) to purchase 2,100,000 Common Units, from the Company pursuant to the IPO Common Unit Purchase Agreement (the “IPO Common Unit Purchase”). The parties acknowledge and agree that the IPO Common Unit Purchase and all subsequent purchases of Common Units will result in adjustments to

Capital Account balances to the extent permitted by Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

Section 3.04.    Authorization and Issuance of Additional Units.

(a)    The Company shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issued pursuant to the Corporate Incentive Award Plan that have not vested pursuant to the terms of the Corporate Incentive Award Plan or the terms of any award or similar agreement relating thereto, (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including warrants, options or rights) issued by the Corporation that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the Company). In the event the Corporation issues, transfers or delivers from treasury stock or repurchases Class A Common Stock in a transaction not contemplated in this Agreement, the Manager shall take all actions such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of outstanding Common Units owned by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock. In the event the Corporation issues, transfers or delivers from treasury stock or repurchases or redeems the Corporation’s preferred stock in a transaction not contemplated in this Agreement, the Manager shall have the authority to take all actions such that, after giving effect to all such issuances, transfers, deliveries, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any purchase or redemption) equity interests in the Company which (in the good faith determination by the Manager) are in the aggregate substantially equivalent to the outstanding preferred stock of the Corporation so issued, transferred, delivered, repurchased or redeemed. The Corporation shall, concurrently with any action taken by the Company pursuant to the requirements of this Section 3.04, contribute the net proceeds (if any) received by the Corporation in respect of the events which gave rise to the Company’s obligation to undertake any action pursuant to the requirements of this Section 3.04 to the equity capital of the Company. The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class A Common Stock to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock as contemplated by the first sentence of this Section 3.04(a).

(b)    The Company shall undertake all actions, including an issuance, a reclassification, distribution, division or recapitalization, with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of outstanding shares of Class B Common Stock, Class C Common Stock and Class D Common Stock held by any Person and the number of Common Units owned by such Person; provided, however, that the Company shall not be required to take any action to maintain a one-to-one ratio of Common Units to outstanding shares of Class B Common Stock following the cancellation of shares of Class B Common Stock as set forth in Section 4.02(f) of the Corporation’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time. In the event the Corporation repurchases Class B Common Stock, Class C Common Stock or Class D Common Stock in a transaction not contemplated in this Agreement, the Manager shall take all actions such that, after giving effect to all such repurchases, the number of outstanding shares of Class B Common Stock, Class C Common Stock and Class D Common Stock held by any Person will equal on a one-to-one basis the number of Common Units owned by such Person. The Company shall not undertake any subdivision (by any Common Unit split, Common Unit distribution, reclassification, recapitalization or similar event) or combination (by reverse Common Unit split, reclassification, recapitalization or similar event) of the Common Units that is not accompanied by an identical subdivision or combination of Class B Common Stock, Class C Common Stock and Class D Common Stock, in each case to the extent necessary to maintain at all times a one-to-one ratio between the number of outstanding shares of Class B Common Stock, Class C Common Stock and Class D Common Stock held by any Person and the number of Common Units owned by such Person as contemplated by the first sentence of this Section 3.04(b).

(c)    The Company shall only be permitted to issue additional Units or other Equity Securities in the Company to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04, Section 3.10 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement at such times and upon such terms as the Manager shall determine and the Manager shall, and is hereby authorized to, promptly amend this Agreement and the Schedule of Members attached hereto as necessary in connection with the issuance of additional Common Units and admission of additional Members under this Section 3.04 without the requirement of any consent or acknowledgement of any other Member.

Section 3.05.    Purchase or Redemption of Shares of Class A Common Stock. If, at any time, any shares of Class A Common Stock are purchased or redeemed by the Corporation for cash, then the Manager shall cause the Company, immediately prior to such purchase or redemption of Class A Common Stock, to redeem a corresponding number of Common Units held by the Corporation, at an aggregate redemption price equal to the aggregate purchase or redemption price of the shares of Class A Common Stock being purchased or redeemed by the Corporation (plus any expenses related thereto) and upon such other terms as are the same for the shares of Class A Common Stock being purchased or redeemed by the Corporation.

Section 3.06.    Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)    Units shall not be certificated unless (1) otherwise determined by the Manger or (2) required pursuant to legal or regulatory requirements applicable to the Member in whose name such Units are registered. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Manager. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b)    If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)    Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07.    Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08.    No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09.    Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10.    Corporate Stock Option Plans and Equity Plans.

(a)    Options Granted to Persons other than LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to a Person other than an LLC Employee is duly exercised:

(i)    The Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to the Corporation by such exercising Person in connection with the exercise of such stock option.

(ii)    Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.10(a)(i), the Corporation shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being actually issued by the Corporation in connection with the exercise of such stock option (disregarding for purposes of this Section 3.10(a)(ii) any shares withheld for tax withholding or in connection with a cashless exercise). The parties hereto acknowledge and agree that such deemed Capital Contribution will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

(iii)    The Corporation shall receive in exchange for such Capital Contributions (as deemed made under Section 3.10(a)(ii)) a corresponding number of Common Units.

(b)    Options Granted to LLC Employees. If at any time or from time to time, in connection with any Stock Option Plan, a stock option granted over shares of Class A Common Stock to an LLC Employee is duly exercised:

(i)    The Corporation shall sell to the Optionee, and the Optionee shall purchase from the Corporation, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (A) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (B) the Value of a share of Class A Common Stock at the time of such exercise.

(ii)    The Corporation shall sell to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation shall sell to such Subsidiary), and the Company (or such Subsidiary, as applicable) shall purchase from the Corporation, a number of shares of Class A Common Stock equal to the excess of (A) the number of shares of Class A Common Stock as to which such stock option is being exercised over (B) the number of shares of Class A Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii)    The Company shall transfer to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary shall transfer to the Optionee) at no additional cost to such LLC Employee and as additional compensation to such LLC Employee, the number of shares of Class A Common Stock described in Section 3.10(b)(ii).

(iv)    The Corporation shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to all proceeds received (from whatever source, but excluding any payment by the Corporation in respect of payroll taxes or other withholdings) by the Corporation in connection with the exercise of such stock option. The Corporation shall receive for such Capital Contribution, a number of Common Units equal to the number of shares of Class A Common Stock for which such option was exercised. The parties hereto acknowledge and agree that such Capital Contribution will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

(c)    Restricted Stock Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan (other than a Stock Option Plan), any shares of Class A Common Stock are issued to an LLC Employee (including any shares of Class A Common Stock that are subject to forfeiture in the event such LLC Employee terminates his or her employment with the Company or any Subsidiary) in consideration for services performed for the Company or any Subsidiary:

(i)    The Corporation shall issue such number of shares of Class A Common Stock as are to be issued to such LLC Employee in accordance with the Equity Plan;

(ii)    On the date (such date, the “Vesting Date”) that the Value of such shares is included in the taxable income of such LLC Employee, the following events will be deemed to have occurred: (A) the Corporation shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (B) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee, (C) the Corporation shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital Contribution, and (D) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary; and

(iii)    The Company shall issue to the Corporation on the Vesting Date a number of Common Units equal to the number of shares of Class A Common Stock issued under Section 3.10(c)(i) (disregarding for purposes of this Section 3.10(c)(iii) any shares withheld for tax withholding) in consideration for a Capital Contribution that shall be deemed to have been contributed to the Company by the Corporation in an amount equal to the product of (A) the number of such newly issued Common Units multiplied by (B) the Value of a share of Class A Common Stock.

(d)    Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Company shall be deemed granted by the Manager without the requirement of any further consent or acknowledgement of any other Member.

(e)    Anti-dilution adjustments. For all purposes of this Section 3.10, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Stock Option Plan or other Equity Plan and applicable award or grant documentation.

Section 3.11.    Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV

DISTRIBUTIONS

Section 4.01.    Distributions.

(a)    Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that (i) the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02 and (ii) non-pro rata distributions to the Corporation shall be permitted as set forth in Section 11.03(f). Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations, including its obligations pursuant to the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b)).

(b)    Tax Distributions.

(i)    On or about each date that is five (5) Business Days prior to the due date for each quarterly estimated federal income tax payment for an individual calendar year taxpayer (or, if earlier, the due date for the quarterly estimated federal income tax payment for a corporate calendar year taxpayer), the Company shall be required to make a Distribution to each Member of cash in an amount equal to such Member’s Estimated Assumed Tax Liability for the quarter to which such due date relates (each, a “Estimated Assumed Tax Liability Distribution”). On or about each date (a “Tax Distribution Date”) that is five (5) Business Days prior to each due date for the U.S. federal income tax return of an individual calendar year taxpayer (without regard to extensions) (or, if earlier, the due date for the U.S. federal income tax return of the Corporation, as determined without regard to extensions), the Company shall be required to make a Distribution to each Member of cash in an amount equal to the excess of such Member’s Assumed Tax Liability, if any, for such taxable period over the Distributions (including Estimated Assumed Tax Liability Distributions described herein) previously made to such Member pursuant to this Section 4.01(b) with respect to such taxable period (the “Tax Distributions”).

(ii)    To the extent a Member otherwise would be entitled to receive less than its Percentage Interest of the aggregate Tax Distributions to be paid pursuant to this Section 4.01(b) on any given date, the Tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the Tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as funds become available sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled.

(iii)    In the event of any audit by, or similar event with, a taxing authority that affects the calculation of any Member’s Assumed Tax Liability for any taxable year, or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to Section 4.01(a) and this Section 4.01(b) in the relevant taxable years sufficient to cover such shortfall.

(iv)    Notwithstanding the foregoing, Distributions pursuant to this Section 4.01(b), if any, shall be made to a Member only to the extent all previous Distributions to such Member pursuant to Section 4.01(a) with respect to the Fiscal Year are less than the Distributions such Member otherwise would have been entitled to receive with respect to such Fiscal Year pursuant to this Section 4.01(b).

(v)    Any and all distributions to a Member pursuant to this Section 4.01(b) shall be treated as advances of, and therefore shall reduce (without duplication) dollar for dollar, any future distributions to such Member pursuant to Section 4.01(a) or Article XIV.

Section 4.02.    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to any Member on account of any

Company Interest to the extent such Distribution would render the Company insolvent or violate any applicable Law or the terms of the Credit Agreements.

Section 4.03.    Pre-IPO Tax Distribution. Notwithstanding the foregoing and anything to the contrary in this Agreement, a final accounting for tax distributions under the First Amended and Restated LLC Agreement in respect of the taxable income of the Company for the portion of the Fiscal Year of the Company that ends on the closing date of the IPO shall be made by the Company following the closing date of the IPO and, based on such final accounting, the Company shall make a tax distribution to the Continuing LLC Owners in accordance with the applicable terms of the First Amended and Restated LLC Agreement to the extent of any shortfall in the amount of tax distributions the Continuing LLC Owners received prior to the closing date of the IPO with respect to taxable income of the Company of such Fiscal Year that will be allocated to the Continuing LLC Owners pursuant to Section 706 of the Code.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01.    Capital Accounts.

(a)    The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Company may (in the discretion of the Manager), upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b)    For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)    The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(l)(B) or Code Section 705(a)(2)(B) and Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii)    If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)    Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)    Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(v)    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.02.    Allocations. Except as otherwise provided in Section 5.03 and Section 5.04, Net Profits and Net Losses for any Allocation Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.03.    Regulatory Allocations.

(a)    Losses attributable to partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i). If there is a net decrease during an Allocation Period in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(i)(4).

(b)    Nonrecourse deductions (as determined according to Treasury Regulation Section 1.704-2(b)(1)) for any Allocation Period shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Minimum Gain during any Allocation Period, each Member shall be allocated Profits for such Allocation Period (and, if necessary, for subsequent Allocation Periods) in the amounts and of such character as determined according to Treasury Regulation Section 1.704-2(f). This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)    If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Allocation Period, computed after the application of Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then Profits for such Allocation Period shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)    If the allocation of Net Loss to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e)    Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv).

(f)    The allocations set forth in Section 5.03(a) through and including Section 5.03(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits and Losses of the Company or make Distributions.

Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations (taking into consideration any future Regulatory Allocations that are reasonably expected to be made to offset prior Regulatory Allocations) and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profits and Losses (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Allocation Period there is a decrease in partnership minimum gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04.    Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Allocation Period of the event requiring such adjustments or allocations.

Section 5.05.    Tax Allocations.

(a)    Except as otherwise provided in the remainder of this Section 5.05, the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)    Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(c)    If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) using the traditional method, as described in Treasury Regulations Section 1.704-3(b).

(d)    Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(e)    Each Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3) shall be determined under any reasonable method selected by the Manager.

(f)    Allocations pursuant to this Section 5.05 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06.    Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including federal income taxes as a result of Company obligations pursuant to the Revised Partnership Audit Provisions, federal withholding taxes, state personal property taxes and state unincorporated business taxes, but excluding payments such as payroll taxes, withholding taxes, benefits or professional association fees and the like required to be made or made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to indemnify the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

ARTICLE VI

MANAGEMENT

Section 6.01.    Authority of Manager.

(a)    Except for situations in which the approval of any Member(s) is specifically required by this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole manager of the Company (the Corporation, in such capacity, the “Manager”), and (ii) the Manager shall conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b)    The day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07 below), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Manager. All Officers shall be, and shall be deemed to be, officers and employees of the Company. An Officer may also perform one or more roles as an officer of the Manager.

(c)    The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

Section 6.02.    Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03.    Resignation; No Removal. The Manager may resign at any time by giving written notice to the Members. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Members, and the acceptance of the resignation shall not be necessary to make it effective. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

Section 6.04.    Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05.    Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager, or any Affiliate of the Manager, provided such contracts and dealings are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length or are approved by the Members and otherwise are permitted by the Credit Agreement. The Members hereby approve each of the contracts or agreements between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date hereof, including the IPO Common Unit Purchase Agreement.

Section 6.06.    Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of or for the benefit of the Company, including all fees, expenses and costs associated with the IPO and all fees, expenses and costs of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, SEC and

FINRA filing fees and offering expenses) and maintaining its corporate existence. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07.    Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including chief executive officer, chief strategy officer, chief financial officer, chief operating officer, president, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement.

Section 6.08.    Limitation of Liability of Manager.

(a)    Except as otherwise provided herein or in an agreement entered into by the Manager or any of the Manager’s Affiliates and the Company, neither the Manager nor any of the Manager’s Affiliates shall be liable to the Company or to any Member that is not the Manager for any act or omission performed or omitted by the Manager in its capacity as the sole manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s gross negligence, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by the Manager or its Affiliates contained herein or in the other agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b)    Whenever this Agreement or any other agreement contemplated herein provides that the Manager shall act in a manner which is, or provides terms which are, “fair and reasonable” to the Company or any Member that is not the Manager, the Manager shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

(c)    Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.

(d)    Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

Section 6.09.    Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10.    Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or one or more of its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01.    Limitation of Liability and Duties of Members.

(a)    Except as specifically provided in this Agreement or in the Delaware Act, no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b)    In accordance with the Delaware Act and the laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no Distribution to any Member pursuant to Article IV or Article XIV shall be deemed to be a return of money or other property paid or a distribution distributed in violation of the Delaware Act. The making of any such Distribution to a Member shall be deemed to be approved upon by unanimous consent of the Members within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)    Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at law or in equity, any Member (or any Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby eliminated, to the fullest extent permitted by law, and replaced with the duties or standards expressly set forth herein, if any. The elimination of duties (including fiduciary duties) to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

Section 7.02.    Lack of Authority. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on them by Law and this Agreement.

Section 7.03.    No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04.    Indemnification.

(a)    Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all loss, liability, claim, damage, judgment, actions, other expenses whatsoever (including attorneys’ fees, judgments, fines, excise taxes or penalties) (the “Liabilities”) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was a Member or is or was serving as the Manager, Officer, employee or other agent of the Company or is or was serving at the request of the Company as a manager, officer, director, principal, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any Liabilities suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, willful misconduct or knowing violation of Law or for any present or future breaches of any representations, warranties or covenants by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding, shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)    The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c)    The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such Liabilities under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount determined necessary or desirable as determined in good faith by the Manager.

(d)    Notwithstanding anything contained herein to the contrary (including in this Section 7.04), (i) any indemnity by the Company relating to the matters covered in this Section 7.04 shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company and (ii) the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director or manager of the Company or any of its Subsidiaries or as a Member of the Company by virtue of such Person’s service as a member, director, partner or employee of any such investment fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04 and the Company (A) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (B) shall be fully responsible for the advancement of all expenses and the payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e)    If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05.    Members Right to Act. Other than certain objection and consent rights described herein, the Members shall have no right to vote on any matter related to the Company.

Section 7.06.    Inspection Rights. Subject to Section 16.02, the Company shall permit each Member and each of its designated representatives to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during reasonable business hours, and make copies and extracts therefrom, for any purpose reasonably related to such Member’s Company Interest; provided that Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.01.    Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 8.03 or pursuant to applicable Laws. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02.    Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each calendar year or such other date as may be established by the Manager.

Section 8.03.    Reports. The Company shall deliver or cause to be delivered, within seventy-five (75) days after the end of each Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary for the preparation of such Person’s United States federal and applicable state income tax returns.

ARTICLE IX

TAX MATTERS

Section 9.01.    Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all tax returns required to be filed by the Company. No later than five (5) days before the due date for quarterly federal estimated income tax payments, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of such Member’s state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. In addition, no later than the earlier of (i) March 15 following the end of the prior Fiscal Year, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s final state tax apportionment information and allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year and a completed IRS Schedule K-1. Each Member shall notify the Company upon receipt of any notice of tax examination of the Company by federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion, including the use of any permissible method under Section 706 of the Code for purposes of determining the varying Company Interests of its Members (provided, however, that, in respect of the IPO Common Unit Purchase, the Company shall use the interim closing method and the calendar day convention pursuant to Treasury Regulation 1.706-4).

Section 9.02.    Tax Elections. The taxable year of the Company (the “Taxable Year”) shall be the Fiscal Year set forth in Section 8.02 or such other accounting period as the Company may be required to utilize as its taxable year pursuant to the Code and the Treasury Regulations. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code and shall not thereafter revoke such election. Each Member will upon request supply any information reasonably necessary to give proper effect to any such elections. The Company shall not make any election to be an association taxable as a corporation for U.S. federal income tax purposes (including by filing any US Internal Revenue Service Form 8832 that would cause the Company to be taxed as a corporation for U.S. federal income tax purposes).

Section 9.03.    Tax Controversies. The Corporation is hereby designated the “Partnership Representative” (within the meaning given to such term in Section 6223 of the Code) (the Corporation, in such capacity, the “Partnership Representative”) and is authorized and required to represent the Company

(at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and all Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. From time to time as necessary or appropriate because of amendments to the Code or rules or regulations promulgated thereunder, the Members shall convene and cooperate in good faith to agree upon a procedure or procedures to be followed by the Company and/or the Members in order to minimize the financial burden on the Company of any imputed underpayment under Section 6225 of the Code (or any successor provision), including an election and the furnishing of statements pursuant to Section 6226 of the Code or through the adoption of the procedure established by Section 6225(c) of the Code (or any successor provision). Notwithstanding anything to the contrary in this Agreement, the Partnership Representative shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining any approval required under Section 6.1 of the Tax Receivable Agreement. Nothing herein shall diminish, limit or restrict the rights of any Member under the Revised Partnership Audit Provisions.

ARTICLE X

RESTRICTIONS ON TRANSFER OF UNITS; PREEMPTIVE RIGHTS

Section 10.01.    Transfers by Members. No holder of Units may Transfer any interest in any Units, except Transfers (i) pursuant to and in accordance with Section 10.02 or (ii) approved in writing by the Manager. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Treasury Regulations Section 301.7701-3, a sale of assets by, or liquidation of, a Member pursuant to an election under Code Sections 336 or 338, or a merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member); provided, however, that this sentence shall not apply for purposes of applying Section 10.07(b)(iv), Section 10.07(b)(vi) or Section 10.07(b)(vii).

Section 10.02.    Permitted Transfers. The restrictions contained in Section 10.01 shall not apply to any Transfer (each, a “Permitted Transfer”) in connection with: (a)(i) a sale or redemption of Common Units in accordance with Article XI, (ii) an “Exchange” pursuant to the terms of the Exchange Agreement (as defined therein), (iii) an exercise of the Call Option, (iv) a Transfer by a Member to the Corporation or any of its Subsidiaries or (v) a Transfer pursuant to Section 10.09; (b) a Transfer by any Member to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants are the sole beneficial owners; or (c) a Transfer to a partner, shareholder, member or Affiliate of such Member (which may include special purpose investment vehicles wholly owned by one or more Affiliated investment funds but shall not include portfolio companies); provided, however, that (A) the restrictions contained in this Agreement will continue to apply to Units after any Permitted Transfer of such Units, and (B) in the case of the foregoing clauses (b) and (c), the Permitted Transferees of the Units so Transferred shall agree in writing to be bound by the provisions of this Agreement and, the transferor will deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee. In the case of a Permitted Transfer of any Common Units, the transferring Member shall be required to transfer an equal number of shares of Class B Common Stock (to the extent then outstanding), Class C Common Stock or Class D Common Stock, as applicable, corresponding to the proportion of such Member’s Common Units that were transferred in the transaction to such Permitted Transferee. All Permitted Transfers are subject to the additional limitations set forth in Section 10.07(b).

Section 10.03.    Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form (or such other form as shall be approved by the Manager):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EVO INVESTCO, LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND EVO INVESTCO, LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY EVO INVESTCO, LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units.

Section 10.04.    Transfer. Prior to Transferring any Units (other than pursuant to a Permitted Transfer described in clause (a) of the definition thereof), the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement as provided in Section 10.02 and any other agreements executed by the holders of Units and relating to such Units in the aggregate, including the Registration Rights Agreement and the Exchange Agreement if applicable (collectively, the “Other Agreements”), and shall cause the prospective transferee to execute and deliver to the Company and the other holders of Units counterparts of this Agreement and any applicable Other Agreements. Any Transfer or attempted Transfer of any Units in violation of any provision of this Agreement (including any indirect Transfers) (a) shall be void, and (b) the Company shall not record such Transfer on its books or treat any purported transferee of such Units as the owner of such securities for any purpose.

Section 10.05.    Assignee’s Rights.

(a)    The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the books and records of the Company. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Code Section 706, using any permissible method as determined in the reasonable discretion of the Manager (provided, however, that, in respect of the IPO Common Unit Purchase, the Company shall use the interim closing method and the calendar day convention pursuant to Treasury Regulation 1.706-4). Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)        Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.06, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.06.    Assignor’s Rights and Obligations. Any Member who shall Transfer any Company Interest in accordance with this Agreement shall cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.06, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Sections 6.08 and 7.04 shall continue to inure to such Person’s benefit), except that unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (a) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (b) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers any Units or other interest in the Company from any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company.

Section 10.07.    Overriding Provisions.

(a)        Any Transfer in violation of this Article X shall be null and void ab initio, and the provisions of Sections 10.05 and 10.06 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Article X shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall, and is hereby authorized to, promptly amend this Agreement and the Schedule of Members attached hereto to reflect any Permitted Transfer pursuant to this Article X, without the requirement of any consent or acknowledgement of any other Member.

(b)        Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i)	result in the violation of the Securities Act, or any other applicable federal, state or foreign Law;

(ii)	cause an assignment under the Investment Company Act;

(iii)    in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any indebtedness under, any promissory note, mortgage, loan agreement, indenture or similar instrument or agreement to which the Company or the Manager is a party; provided that (A) the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager and (B) such indebtedness, individually or in the aggregate, has an aggregate principal amount then outstanding that is greater than $20,000,000;

(iv)    cause the Company to lose its status as a partnership for federal income tax purposes or, without limiting the generality of the foregoing, such Transfer was effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(v)    be a Transfer to a Person who is not legally competent or who has not achieved his or her majority under applicable Law (excluding trusts for the benefit of Persons who are not legally competent or who are minors);

(vi)    cause the Company to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant to Section 7704 of the Code or successor provision of the Code; or

(vii)    result in the Company having more than one hundred (100) partners, within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

Section 10.08.    Spousal Consent. In connection with the execution and delivery of this Agreement, any Member who is a natural person will deliver to the Company an executed consent from such Member’s spouse (if any) in the form of Exhibit B attached to this Agreement. If, at any time subsequent to the date of this Agreement such Member becomes legally married (whether in the first instance or to a different spouse), such Member shall cause his or her spouse to execute and deliver to the Company a consent in the form of Exhibit B attached to this Agreement. Such Member’s non-delivery to the Company of an executed consent in the form of Exhibit B attached to this Agreement at any time shall constitute such Member’s continuing representation and warranty that such Member is not legally married as of such date.

Section 10.09.    Drag-Along Rights.

(a)    In the event that a Disposition Event is approved by the board of directors of the Corporation or is otherwise effected or to be effected with the consent or approval of the board of directors of the Corporation, Blueapple and its Permitted Transferees agrees to Transfer all of their respective Common Units on the terms and conditions contemplated by this Section 10.09, effective and contingent upon the consummation of such Disposition Event, for consideration per Common Unit (before taking into account any rights such Person may have under the Tax Receivable Agreement) equal to the same kind and amount of stock or securities, cash or other property, as the case may be, into which a share of Class A Common Stock is converted or exchanged in the Transaction, and otherwise with respect to such Common Units on the same terms and conditions as apply to the shares of Class A Common Stock in such Disposition Event, with such modifications as are appropriate, as determined in good faith by the Manager, to reflect the fact that Common Units rather than shares of Class A Common Stock will be Transferred. Such Transfer shall be structured in the sole discretion of the Manager and, without limitation to any other structure, the Manager will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit Blueapple and its Permitted Transferees to participate in such Disposition Event to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided that, without limiting the generality of this sentence, the Manager will use its reasonable best efforts expeditiously and in good faith to ensure that Blueapple and its Permitted Transferees may participate in each such Disposition Event without being required to have their Common Units and any associated shares of Class B Common Stock redeemed (or, if so required, to ensure that any such redemption shall be effective only upon, and shall be conditional upon, the closing of such disposition Event, or, as applicable, to the extent necessary to exchange the number of Common Units being repurchased).

(b)    The Corporation shall send written notice to Blueapple and its Permitted Transferees at least thirty (30) days prior to the closing of any Disposition Event to which this Section 10.09 applies informing them of the terms and conditions related to the transfer of their respective Common Units in connection with such Disposition Event. Blueapple and its Permitted Transferees shall be obligated to sell all of their respective Common Units and any associated shares of Class B Common Stock in the Disposition Event contemplated by such notice, on the terms and conditions described in this Section 10.09, including by executing any document containing customary representations, warranties and agreements with respect to itself and its ownership of the Common Units or any associated shares of Class B Common Stock, as applicable, as requested by the Manager in connection with such Disposition Event, which representations, warranties, indemnities and agreements shall be substantially the same as those contained in any documentation to be executed by the holders of Class A Common Stock with such modifications as are appropriate, as determined in good faith by the Manager, to reflect the fact that Common Units rather than shares of Class A Common Stock will be transferred.

ARTICLE XI

SALE AND EXCHANGE RIGHTS

Section 11.01.    Blueapple Sale Rights.

(a)    Subject to the terms and conditions set forth in this Article XI, Blueapple may deliver written notice to the Company and the Corporation (a “Sale Notice”) specifying (1) the number of Common Units that Blueapple wishes to sell to the Corporation and (2) whether Blueapple consents to the redemption for cash by the Company of all or any portion of the Common Units specified in such Sale Notice pursuant to Section 11.03. Upon receipt of a Sale Notice, the Corporation shall either (i) use its commercially reasonable efforts to pursue an Underwritten Offering of shares of Class A Common Stock in the manner contemplated by, and pursuant to the terms of, the Registration Rights Agreement and, if completed, use the net proceeds from such Underwritten Offering to purchase the number of Common Units specified in the Sale Notice, subject to terms and provisions of the Registration Rights Agreement (including the cut back provisions thereof in the event the Corporation is unable to sell a number of shares of Class A Common Stock sufficient to purchase the requested number of Common Units) or (ii) to the extent the Sale Notice has indicated that Blueapple consents to a redemption for cash by the Company, act in its capacity as Manager to cause the Company to redeem the Common Units specified in the Sale Notice, as provided in, and subject to the terms of, Section 11.03. For the avoidance of doubt, in the event the Corporation elects to use commercially reasonable efforts to pursue an Underwritten Offering (as described in clause (i) above but it is not able to sell any or all of the shares of Class A Common Stock necessary to purchase the Common Units specified in the Sale Notice, the Corporation will have no obligations to acquire the Common Units or to cause the Company to offer to redeem the Common Units specified in the Sale Notice.

(b)    Blueapple shall be entitled to deliver no more than four (4) Sale Notices during any twelve (12) month period; provided that (i) any Demand Registration by MDP in connection with which the Corporation is able to sell at least 75% of the Common Units offered by the Corporation to satisfy the Sale Notice shall also count as a Sale Notice for purposes of this limitation; and provided further that any Sale

Notice pursuant to which the Corporation causes the Company to redeem Common Units in accordance with Section 11.01(a)(ii) and is not required to use its commercially reasonable efforts to pursue an Underwritten Offering in accordance with Section 11.01(a)(i) with respect to any Common Units that are the subject of such Sale Notice shall not constitute a Sale Notice for purposes of this limitation. Any Sale Notice delivered with respect to only part of Blueapple’s Common Units shall be for an aggregate number of Common Units having an anticipated aggregate Common Unit Purchase Price (before deduction of any underwriting discounts or commissions associated with any related Underwritten Offering) of at least $10 million.

(c)    Any Common Units purchased from Blueapple by the Corporation with the net proceeds of an Underwritten Offering as contemplated by Section 11.01(a)(i) shall be purchased at a price per Common Unit equal to the Common Unit Purchase Price.

Section 11.02.    Exchange Rights of the Other Holders. Subject to the terms and conditions set forth in this Article XI and the Exchange Agreement, each Holder shall be entitled to cause the Corporation to directly or indirectly exchange or acquire all or part of such Holders’ Paired Interests or Call Option Paired Interests for Class A Common Stock or cash, to the extent provided in this Article XI and the Exchange Agreement, by delivering written notice in accordance with the Exchange Agreement (an “Exchange Notice”).

Section 11.03.    Redemption of Common Units In Lieu of Sale or Exchange.

(a)    Upon receipt of a Sale Notice or an Exchange Notice indicating that Blueapple or the Holder, as applicable, consents to a redemption of all or any portion of such Person’s Common Units for cash, instead of purchasing Common Units or exchanging Paired Interests pursuant to Section 11.01(a)(i) or Section 11.02, respectively, the Corporation may elect, in its sole discretion as determined by a majority vote of the Disinterested Directors, to act in its capacity as Manager to cause the Company to redeem for cash the Common Units subject to such Sale Notice or Exchange Notice as to which Blueapple or such Holder, as applicable, has consented to redemption (a “Redemption”). The Corporation shall cause the Company to conduct any Redemption in compliance with the provisions of this Section 11.03.

(b)    The Corporation shall give written notice of its decision to elect to cause a Redemption to Blueapple and to all Holders (a “Redemption Notice”) within five (5) Business Days following the receipt of a Sale Notice or an Exchange Notice, as applicable, and, upon written request received by the Corporation within two (2) Business Days following its delivery of a Redemption Notice, will directly or indirectly redeem all Common Units requested to be included in the Redemption by Blueapple or by any Holder in accordance with this Section 11.03. If the Corporation does not deliver a Redemption Notice to Blueapple and the Holders within such five (5) Business Day period, the Corporation shall be deemed to have elected not to cause a Redemption with respect to the Common Units covered by the applicable Sale Notice or Exchange Notice.

(c)    Under no circumstances will (i) the Company be required to directly or indirectly redeem more Common Units in connection with a Redemption than the number of Common Units for which consent to redeem is given in the initial Sale Notice or Exchange Notice (such number, the “Maximum Redemption Amount”) and (ii) Blueapple or any Holder be required to directly or indirectly participate in any Redemption under this Section 11.03. In the event that the number of Common Units to be included in such Redemption by Blueapple and all participating Holders exceeds the Maximum Redemption Amount, the Company shall redeem Common Units from Blueapple and each participating Holder pro rata based on the number of Common Units held by such Person, subject to rounding by the Company in its sole discretion to reflect the redemption of a whole number of Common Units from Blueapple and each participating Holder. In the event the number of Common Units redeemed from the Person delivering the

Sale Notice or Exchange Notice, as applicable, is less than the total number of Common Units specified in such Sale Notice or Exchange Notice, such Person may revoke its consent to the Redemption of all or any portion of its Common Units, in which case (x) the Corporation may elect, in its sole discretion as determined by a majority vote of the Disinterested Directors, within five (5) Business Days of such revocation to revoke the Corporation’s election to effect a Redemption and cease causing the Company to redeem the Common Units specified in such Sale Notice or Exchange Notice and (y) the Corporation shall be required to comply with its obligation to use commercially reasonable efforts to effect an Underwritten Offering (as described in Section 11.01(a)(i)) or comply with its obligations under the Exchange Agreement, as applicable, with regard to any Common Units specified in such Sale Notice or Exchange Notice that are not redeemed pursuant to this Section 11.03.

(d)    Subject to any decision to revoke a Redemption in whole or part by Blueapple, any applicable Holder or the Corporation as specified in Section 11.03(c), any Redemption shall be completed within ten (10) Business Days after the date of the applicable Redemption Notice (the date of such completion, the “Redemption Date”). On the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date), subject to Section 11.03(f):

(i)    Blueapple (if participating in such Redemption) and each Holder participating in the Redemption shall (1) transfer and surrender to the Company, free and clear of all liens and encumbrances, all Common Units held by such Person which are to be redeemed in the Redemption (the “Redeemed Units”) and (2) transfer and surrender to the Corporation, free and clear of all liens and encumbrances, one share of Class B Common Stock (to the extent shares of Class B Common Stock remain outstanding), Class C Common Stock or Class D Common Stock, as applicable, for each Common Unit redeemed from such Person;

(ii)    subject to the transfer and surrender of the Redeemed Units and the corresponding shares of Class B Common Stock (to the extent shares of Class B Common Stock remain outstanding), Class C Common Stock or Class D Common Stock, as applicable, the Company shall (1) cancel the Redeemed Units, (2) transfer to Blueapple (if participating in such Redemption) and each Holder participating in the Redemption an amount in cash per Redeemed Unit equal to the Common Unit Redemption Price and (3) if the Redeemed Units are certificated, issue to Blueapple or such Holder, as applicable, a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by such Person pursuant to Section 11.03(d)(i) and the number of Redeemed Units held by such Person; and

(iii)    subject to the transfer and surrender of the Redeemed Units and the corresponding shares of Class B Common Stock (to the extent shares of Class B Common Stock remain outstanding), Class C Common Stock or Class D Common Stock, as applicable, the Corporation shall cancel such shares of Class B Common Stock, Class C Common Stock or Class D Common Stock, as applicable, and, if such shares are certificated, issue a new certificate to Blueapple or such Holder, as applicable, as contemplated by the Corporation’s constituent documents.

(e)    To avoid doubt, neither the Company nor the Corporation shall have any obligation to redeem any Common Units from Blueapple or any Holder unless the Corporation expressly elects to cause a Redemption pursuant to this Section 11.03 and such election is not subsequently revoked pursuant to Section 11.03(c).

(f)    Notwithstanding anything to the contrary in this Section 11.03:

(i)    any Holder (other than the Call Option Holder) that is controlled by MDP shall have the right to elect to participate, subject to the other applicable terms and conditions of this Section 11.03 to the extent not in conflict with this Section 11.03(f), in any Redemption through a sale by such Holder to the Corporation of the number of Common Units that otherwise would be redeemable from such Holder in such Redemption (a “Redemption Sale”), and, in the event of such an election, (1) the Company shall make a non-pro rata distribution to the Corporation in cash of an amount equal to the number of Common Units to be purchased by the Corporation in connection with a Redemption Sale multiplied by the Common Unit Redemption Price and (2) the Corporation shall pay the applicable Holder as consideration for the applicable Common Units an amount equal to the amount described in the preceding clause (1); and

(ii)    the Call Option Holder, shall have the right to elect to participate, subject to the other applicable terms and conditions of this Section 11.03 to the extent not in conflict with this Section 11.03(f), in any Redemption through a sale by the Call Option Holder to the Corporation of a portion of the Call Option representing rights to acquire the number of Common Units that otherwise would be redeemable from the Call Option Issuer (who, for the avoidance of doubt, shall not in its capacity as a Holder have the right to directly participate in a Redemption without the express consent of the Call Option Holder) in such Redemption (a “Call Option Redemption Sale”) which the Corporation shall exercise immediately thereafter, and, in the event of such an election, (1) the Company shall make a non-pro rata distribution to the Corporation in cash of an amount equal to the number of Common Units subject to the portion of the Call Option to be purchased and exercise by the Corporation in connection with a Call Option Redemption Sale multiplied by the Common Unit Redemption Price and (2) the Corporation shall pay the Call Option Holder as consideration for the applicable portion of the Call Option an amount equal to the amount described in the preceding clause (1) minus the exercise price payable with respect to the applicable portion of the Call Option (which exercise price shall be paid to the Call Option Issuer in connection with the substantially simultaneous exercise of the portion of the Call Option acquired by the Corporation).

Section 11.04.    Blueapple Piggyback Rights. In addition to the Sale Rights pursuant to Section 11.01, and subject to the terms of this Article XI, Blueapple may request that the Corporation purchase (the “Piggyback Sale Right”) part or all of Blueapple’s Common Units by delivering written notice as contemplated by the Registration Rights Agreement in connection with any Piggyback Registration conducted pursuant to the Registration Rights Agreement. In connection with any exercise by Blueapple of the Piggyback Sale Right, the Corporation shall use its commercially reasonable best efforts to (a) issue shares of Class A Common Stock as part of such Piggyback Registration and (b) use the proceeds to the Corporation from such Piggyback Registration associated with the exercise of the Piggyback Sale Right to purchase the Common Units specified in the written notice provided by Blueapple, subject to terms and provisions of the Registration Rights Agreement, including the cut back provisions thereof in the event the Corporation is unable to sell a number of shares of Class A Common Stock sufficient to redeem the requested number of Common Units. Any Common Units purchased from Blueapple pursuant to this Section 11.04 shall be purchased at a price per Common Unit equal to the Common Unit Purchase Price. For the avoidance of doubt, in the event the Corporation is not able to sell any or all of the shares of Class A Common Stock necessary to purchase the Common Units specified in the notice of exercise of the Piggyback Sale Right, the Corporation will have no obligations to acquire the Common Units or to cause the Company to offer to redeem the Common Units specified in such notice.

Section 11.05.    Treatment of Distributions in Connection with Sale and Redemption. The Common Unit Purchase Price and the Common Unit Redemption Price, as applicable, that Blueapple or any Holder is entitled to receive pursuant to this Article XI shall not be adjusted on account of any Distributions previously made with respect to the Common Units redeemed or sold pursuant to this Article XI or any dividends previously paid with respect to Class A Common Stock; provided, however, that if the Redemption Date or Sale Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units or Blueapple Sold Units but prior to payment of such Distribution, the registered holder of the Common Units as of the close of business on the record date shall be entitled to receive such Distribution with respect to the Redeemed Units or Blueapple Sold Units, as applicable, on the date that it is made notwithstanding that Blueapple or such Holder transferred and surrendered the Redeemed Units to the Company (or sold the Blueapple Sold Units to the Corporation) prior to such date.

Section 11.06.    Conditions to Blueapple Rights; Cooperation; Reclassification.

(a)    Delivery by the Corporation or the Company, as applicable, of the Common Unit Purchase Price or the Common Unit Redemption Price to Blueapple is expressly conditioned on (i) Blueapple’s delivery of any Common Units to be sold pursuant to the Sale Right and the Piggyback Sale Right to the Corporation free and clear of all liens and encumbrances, (ii) the consummation by the Corporation of an Underwritten Offering or Piggyback Registration, as applicable, generating sufficient net proceeds to the Corporation associated with Blueapple’s exercise of its Sale Right or Piggyback Sale Right to allow the Corporation to purchase the applicable Common Units, subject to cutback as applicable to Demand Registrations and Piggyback Registrations, as applicable, under the Registration Rights Agreement, (iii) Blueapple’s delivery to the Corporation, concurrently with the purchase of such Common Units, of an equal number of shares of Class B Common Stock (to the extent shares of Class B Common Stock remain outstanding).

(b)    In connection with any exercise of the Sale Right or the Piggyback Sale Right, Blueapple shall furnish to the Company and the Corporation such information relating to such exercise (or any Underwritten Offering undertaken in connection with such exercise) as the Company may from time to time reasonably request in writing. If any registration statement refers to Blueapple by name or otherwise as a holder of any Common Units and if, in Blueapple’s sole and exclusive judgment, Blueapple is or might be deemed to be an underwriter or a controlling person of the Corporation, Blueapple shall have the right to (i) require the insertion therein of language, in form and substances satisfactory to Blueapple and presented to the Corporation in writing, to the effect that the holding by Blueapple of such securities is not to be construed as a recommendation by such holder of the investment quality of the Corporation’s securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Corporation or the Company, or (ii) in the event that such reference is not required by the Securities Act or any similar federal statute then in force, require the deletion of the reference to such holder; provided that, with respect to this clause (ii), if requested by the Corporation, Blueapple shall furnish to the Corporation an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Corporation.

(c)    Blueapple shall, in connection with any Underwritten Offering undertaken in connection with any exercise of the Sale Right or the Piggyback Sale Right, execute and deliver into such arrangements to facilitate the completion such offering as shall be reasonably requested by the underwriter(s) for such offering, the Company or the Corporation, including one or more underwriting agreements, powers of attorney, custody agreements and indemnities.

(d)    In the event of a reclassification or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then Blueapple’s Sale Right and Piggyback Sale Right shall apply with respect to the number of shares or other securities into which each share of Class A Common Stock was converted as part of the reclassification or other similar transaction.

Section 11.07.    Reservation of Shares of Class A Common Stock. At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock as shall be sufficient to facilitate the exercise by Blueapple of all of its sale rights pursuant to this Article XI and all of the rights of Holders of Paired Interests to exercise their rights pursuant to the Exchange Agreement.

Section 11.08.    Effect of Exercise of Sale, Exchange or Redemption. This Agreement shall continue notwithstanding the consummation of any sale, exchange or redemption pursuant to this Article XI, and all governance or other rights set forth herein shall be exercised by the remaining Members (including any Member participating in such sale, exchange or redemption (to the extent of such Member’s remaining interest in the Company). No sale, exchange or redemption pursuant to this Article XI shall relieve any Member of liability for any prior breach of this Agreement.

Section 11.09.    Tax Treatment of Sale or Redemption. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that any sale or redemption pursuant to this Article XI using cash contributed by the Corporation to the Company shall be treated, for U.S. federal and applicable state and local income tax purposes, as a direct exchange between the Corporation and the applicable Member whose Common Units are sold or redeemed.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.01.    Substituted Members. Subject to the provisions of Article X hereof, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company.

Section 12.02.    Additional Members. Subject to the provisions of Article X hereof, any Person that is not an Continuing LLC Member may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) an executed Joinder and executed counterparts or joinders to any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company.

ARTICLE XIII

WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01.    Withdrawal and Resignation of Members. No Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company without the prior written consent of the Manager upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.06, such Member shall cease to be a Member.

ARTICLE XIV

DISSOLUTION AND LIQUIDATION

Section 14.01.    Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)    the unanimous decision of the Manager together with the Members that then hold Voting Units to dissolve the Company;

(b)    a dissolution of the Company under Section 18-801(4) of the Delaware Act, unless the Company is continued without dissolutions pursuant thereto; or

(c)    the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

Except as otherwise set forth in this Article XIV, the Company is intended to have perpetual existence. An Event of Withdrawal shall not cause a dissolution of the Company and the Company shall continue in existence subject to the terms and conditions of this Agreement.

Section 14.02.    Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a)    as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)    the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c)    the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidators may reasonably determine) the following: first, all expenses incurred in liquidation; second, all of the debts, liabilities and obligations of the Company owed to creditors other than the Members and third, all of the debt, liabilities and obligations of the Company owed to Members (other than any payments or distributions owed to such Members in their capacity as Members pursuant to this Agreement); and

(d)    all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03.    Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04.    Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05.    Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06.    Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV

VALUATION

Section 15.01.    Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02.    Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing securities of closely-held companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine, or cause to be determined, the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two and the Fair Market Value determined by such third Appraiser shall be final and binding. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.01.    Power of Attorney.

(a)    Each Member who is an individual hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:

(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments hereof and thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or Article XIII; and

(ii)    sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b)    The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member who is an individual and the transfer of all or any portion of his or her Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02.    Confidentiality.

(a)    The Manager and each of the Members agree to hold the Company’s Confidential Information in confidence and may not use such information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, board minutes and materials, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to the Manager and each Member, Confidential Information does not include information or material that: (i) is rightfully in the possession of the Manager or each Member at the time of disclosure by the Company; (ii) before or after it has been disclosed to the Manager or each Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of the Manager or such Member, respectively, in violation of this Agreement; (iii) is approved for release by written authorization of an authorized officer of the Company or the Corporation; (iv) is disclosed to the Manager or such Member or their representatives by a third party not, to the knowledge of the Manager or such Member, respectively, in violation of any obligation of confidentiality owed to the Company with respect to such information; or (v) is or becomes independently developed by the Manager or such Member or their respective representatives without use or reference to the Confidential Information.

(b)    Each of the Members may disclose Confidential Information to its Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents solely to the extent such disclosure is reasonably necessary or appropriate to fulfill such Member’s obligations or to exercise such Member’s rights under this Agreement on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing Member is required to keep the Confidential Information confidential; provided that the disclosing Member shall remain liable with respect to any breach of this Section 16.02 by any such, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents.

(c)    Notwithstanding Section 16.02(a) or Section 16.02(b), each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member, or a prospective merger partner of such Member (provided, that (x) such Persons will be informed by such Member of the confidential nature of such information and shall agree in a writing in favor of and enforceable by the Company to keep such information confidential in accordance with the contents of this Agreement and (y) such Member will be liable for any breaches of this Section 16.02 by any such Persons), (iii) to the extent that, based on the advice of counsel, disclosure is required by applicable Law or (iv) to the extent necessary to provide required tax statements and related information to its stockholders and direct and indirect equity holders (provided that such Member shall inform the Company of any Confidential Information to be so disclosed at least three business days prior to disclosure).

Section 16.03.    Amendments. This Agreement may be amended or modified by the Manager. Notwithstanding the foregoing, no amendment or modification (a) to Section 7.04 or this Section 16.03 may be made without the prior written consent of the Manager and each of the Members, (b) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter and (c) to any of the terms and conditions of this Agreement to the extent such amendment or modification adversely affects in any material respect the rights, powers or other benefit hereunder of any Member or imposes any additional material obligation (including any expenses or taxes) on any Member, in either case, without the prior written consent of (i) each of MDP and Blueapple and (ii) each other Member, if any, materially and disproportionality adversely affected by such amendment relative to the Members generally.

Section 16.04.    Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.05.    Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service. The Company’s address is:

If to the Corporation:	If to the Company:
EVO Payments, Inc.	EVO Investco, LLC
Ten Glenlake Parkway, South Tower, Suite 950	Ten Glenlake Parkway, South Tower, Suite 950
Atlanta, GA 30328	Atlanta, GA 30328
Attention: Chief Financial Officer	Attention: Chief Financial Officer
Fax: [●]	Fax: [●]
Email: [●]	Email: [●]

with a copy to:	with a copy to:
King & Spalding LLP	King & Spalding LLP
1180 Peachtree Street, N.E.	1180 Peachtree Street, N.E.
Atlanta, GA 30309	Atlanta, GA 30309
Attention: Keith M. Townsend	Attention: Keith M. Townsend
Zachary L. Cochran	Zachary L. Cochran
Email: ktownsend@kslaw.com	Email: ktownsend@kslaw.com
zcochran@kslaw.com	zcochran@kslaw.com

Section 16.06.    Binding Effect; Intended Beneficiaries.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 16.07.    Creditors.    None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08.    Waiver.    No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 16.09.    Counterparts.    This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 16.10.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard first in the Delaware Court of Chancery, and, if applicable, in any state or federal court located in of Delaware in which appeal from the Court of Chancery may validly be taken under the laws of the State of Delaware (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties, and any Member or holder of Units pursuant to this Agreement, by acceptance of the rights and benefits thereof, agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Company Interests, the Units, the Company, the Members, the Manager, or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 16.05 shall be deemed effective service of process on such Person.    AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. Any Member or any Person purchasing or otherwise acquiring Units shall be deemed to have notice of and consented to the provisions of this Section 16.10.

Section 16.11.    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 16.12.    Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.13.    Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. Promptly upon the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.14.    Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.14.

Section 16.15.    Effectiveness. This Agreement shall be effective immediately prior to the closing of the IPO on the IPO Closing Date (the “Effective Time”). The First Amended and Restated LLC Agreement shall govern the rights and obligations of the Continuing LLC Owners in their capacity as holders of Original Units prior to the Effective Time.

Section 16.16.    Entire Agreement. This Agreement, those documents expressly referred to herein (including the Exchange Agreement, the Registration Rights Agreement and the Tax Receivable Agreement), any indemnity agreements entered into in connection with the First Amended and Restated LLC Agreement with any member of the board of managers at that time and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. For the avoidance of doubt, the First Amended and Restated LLC Agreement is superseded by this Agreement as of the Effective Time and shall be of no further force and effect thereafter.

Section 16.17.    Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. Any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18.    Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time, and references to such statutes, laws, rules, regulations and forms shall be to such statutes, laws, rules, regulations and forms as they may be from time to time, amended, amended and restated, modified or supplemented, including by succession of comparable statutes, laws, rules, regulations and forms. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and shall include all schedules, exhibits and annexes to such agreement, document or instrument. References to the Preamble, Recitals, Articles and Sections are to the Preamble, Recitals, Articles and Sections of this Agreement unless otherwise specified. Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

IN WITNESS WHEREOF, the undersigned have executed this Second Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

EVO INVESTCO, LLC, a Delaware limited liability company

By: EVO Payments, Inc., its Manager

By:
Name: James G. Kelly
Title: Chief Executive Officer

CORPORATION:

EVO PAYMENTS, INC., a Delaware corporation

By:
Name: James G. Kelly
Title: Chief Executive Officer

MEMBERS:

MADISON DEARBORN CAPITAL PARTNERS VI-B, L.P.
By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name:
Its: Managing Director

MADISON DEARBORN CAPITAL PARTNERS EXECUTIVE VI-B, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name: Vahe Dombalagian
Its: Managing Director

MDCP VI-C CARDSERVICES SPLITTER, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name: Vahe Dombalagian
Its: Managing Director

MDCP VI-C CARDSERVICES LLC

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name: Vahe Dombalagian
Its: Managing Director

MDCP VI-C CARDSERVICES SPLITTER II, L.P.

By: Madison Dearborn Partners VI-B, L.P.
Its: General Partner

By: Madison Dearborn Partners, LLC
Its: General Partner

By:
Name: Vahe Dombalagian
Its: Managing Director

BLUEAPPLE, INC.

By:
Name:
Its:

James G. Kelly

James G. Kelly Grantor Trust Dated January 12, 2012

By:
Name:
Its:

Michael L. Reidenbach

Brendan Tansill

Steven J. de Groot

Kevin Hodges

David Goldman

Jeff Rosenblatt

Kevin Lambrix

James Raftice

Peter Cohen

Alon Kindler

Blake Pyle

Greg Robertson

Mark Harrelson

John Crouch

Ayman Ibrahaim

SCHEDULE 1

SCHEDULE OF CONTINUING LLC OWNERS

Continuing LLC Owner	Number of Original Units	Class of Original Units	Percentage Interest

Total			100.0000%

SCHEDULE 2

SCHEDULE OF MEMBERS AT THE EFFECTIVE TIME

Continuing LLC Owner	Number of Common Units	Percentage Interest

Total		100.0000%

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of              , 20     (this “Joinder”), is delivered pursuant to that certain Second Amended and Restated Limited Liability Company Agreement, dated as of             , 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among EVO Investco, LLC, a Delaware limited liability company (the “Company”), EVO Payments, Inc., a Delaware corporation and the sole Manager of the Company (the “Corporation”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.    Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Corporation, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.    Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.    Address. All notices under the LLC Agreement to the undersigned shall be direct to:

        [Name]

        [Address]

        [City, State, Zip Code]

        Attn:

        Facsimile:

        E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

As of the date first set forth above:

EVO INVESTCO, LLC

By: EVO Payments, Inc., its Manager

By:
Name:
Title:

Exhibit B

FORM OF SPOUSAL CONSENT

I, being the spouse of a party to the Second Amended and Restated Limited Liability Company Agreement dated [●], 2018 (the “LLC Agreement”) of EVO Investco LLC, a Delaware limited liability company (the “Company”) [who is an Employee Member // whose interest in the Company has been transferred to and is held by a trust (the “Trust”) that is now party to the LLC Agreement of the Company], do hereby consent to the provisions of the LLC Agreement and acknowledge and certify that:

1.	I have read the LLC Agreement and understand its contents.

2.	I am aware that, by the provisions of the LLC Agreement, under certain limited circumstances my spouse agrees to sell to the other Members, or otherwise grants to the other Members an option to purchase, part or all of his or her limited liability company interest in the Company (“LLC Interest”), including my community property interest (if any) in such LLC Interest.

3.	I am aware that, by the provisions of the LLC Agreement, upon my death or in the event that my spouse and I are divorced, I or my legal representatives may be required to sell my community property interest (if any) in the LLC Interest of my spouse to the Members of the Company if my spouse does not succeed to such community property interest.

4.	I hereby consent to the sale of my community property interest (if any) pursuant to the terms and conditions of the LLC Agreement, approve of the provisions of the LLC Agreement and agree that my spouse’s LLC Interest and my interest in it are subject to the provisions of the LLC Agreement. I promise that I will not take action at any time to hinder the operation of the LLC Agreement with respect to my spouse’s LLC Interest and my interest in it, in accordance with the terms of the LLC Agreement.

5.	I have been given the opportunity to retain and consult with separate legal counsel with respect to the LLC Agreement and my community property interest (if any) in the LLC Interest of my spouse.

In the case of any inconsistency between this Spousal Consent and the provisions of the LLC Agreement, the provisions of the LLC Agreement shall control.

Witness my signature this [●] day of [●], [●].

Print Name:
Print Name of Spouse: